Exhibit 2.1 Articles of Incorporation of CBD Brands, Inc., as amended.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CBD BRANDS, INC.

CBD Brands, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

A. The name of the Corporation is CBD Brands, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 24, 2018.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

C. The text of the Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE ONE

NAME

The name of the Corporation is CBD Brands, Inc. (the “Corporation”).

ARTICLE TWO

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Felts Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Resident Agents Inc.

ARTICLE THREE

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

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ARTICLE FOUR

CAPITAL STOCK

Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 100,100,000 consisting of:

100,000 shares of Preferred Stock, par value $0.001 per share (the “ Preferred Stock”);

100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).

Section 2.  Preferred Stock.

(a) Liquidation Preference.  Upon the occurrence of any Liquidation Event (as defined below):

(i)                  Before any distribution or payment shall be made to the holders of any the Corporation’s Common Stock, and to any other class or series of shares issued by the Corporation not designated as ranking senior to or pari passu with the Preferred Stock in respect of the right to participate in distributions or payments upon a Liquidation Event (“Junior Shares”), each holder of Preferred Stock shall be entitled to receive, on a pari passu basis, an amount equal to the sum of (A) 100% of the Original Issue Price (proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers), and (B) plus accrued and/or declared and undistributed dividends and other distributions (proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers) per share of Preferred Stock then held by such holder in preference to the holders of Junior Shares. “Original Issue Price” means US$0.001 per share. If, upon any such liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment of the foregoing amounts in full on all shares of Preferred Stock, then such assets shall be distributed solely among the holders of Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(ii)                After distribution or payment in full of the amount distributable or payable on the Preferred Stock pursuant to Section 2(a)(i), any remaining assets of the Corporation available for distribution to its shareholders shall be distributed ratably among the holders of outstanding Junior Shares and the holders of Preferred Stock on an as-converted basis.

Each of the following events shall be treated as a “Liquidation Event” under this Section 2:

(i)                  any liquidation, winding-up, or dissolution of the Corporation, whether voluntary or involuntary;

(ii)                any consolidation, amalgamation or merger of the Corporation or shareholders of the Corporation with or into any Person, or any other corporate reorganization, including a sale or acquisition of share capital of the Corporation, in which the shareholders of the Corporation immediately before such transaction own less than 50% of the voting power of the surviving entity immediately after such transaction, except for a sale or acquisition of share capital of the Corporation in which the shareholders of the Corporation immediately before such transaction own less than 50% of the voting power of the Corporation immediately before such transaction; or

(iii)              a sale of all or substantially all of the assets of the Corporation to a third party or license of all or substantially all intellectual property of the Corporation to a third party.

(b)       Conversion Rights.   The Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(i)                  Right to Convert. Each share of each series of Preferred Stock shall be convertible, at the option of the holder thereof, beginning on February 18, 2018, at the office of this Corporation or any transfer agent for such stock, into one hundred (100) fully paid and nonassessable share of Common Stock, subject to adjustment as set forth in Section 2(b)(iii) below, which shares shall be Restricted Shares.

(ii)                Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(iii)              Conversion Adjustments of Preferred Stock. The Conversion Prices of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

a.       In the event this Corporation should at any time after the date on which shares of Preferred Stock were first issued (the “Purchase Date”) fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the conversion ratio of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

b.       If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the conversion ratio for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

c.       Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2(b)(iii), then, in each such case for the purpose of this subsection, the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

d.       Recapitalizations. If at any time there shall be a recapitalization of the Common Stock, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4(d)(including adjustment of the conversion ratio then in effect and the number of shares issuable upon conversion of each such series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(iv)       Taxes.   The Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

(v)       No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 2 shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its stockholders and the Board of Directors.

(vi)       Fractional Shares.    If any conversion of Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded to one whole share of Common Stock.

(vii)       Reservation of Stock Issuable Upon Conversion. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall be sufficient to effect conversion of all of the then outstanding shares of the Preferred Stock.

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        (c)       Voting.  The Preferred Stock will vote together with the Common Stock and not as a separate class except as specifically provided herein or as otherwise required by law. Each share of Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Preferred Stock.

(d)       Dividends.

(i)                  The holders of shares of the Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors. In addition to the foregoing, the holders of the Preferred Stock shall also be entitled to receive and the Corporation shall pay dividends paid or declared in respect of Corporation’s Common Stock (calculated on an as-converted basis).

(ii)                Each fractional share of Preferred Stock outstanding shall be entitled to a ratably proportionate amount of any dividends or other distributions made with respect to each outstanding share of Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding share of Preferred Stock.

(e)       Redemption Rights.  The shares of Preferred Stock shall not be subject to redemption by the Corporation.

(f)       Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a class:

(i)           Effect an exchange, reclassification, or cancellation of all or a part of the Preferred Stock, including a reverse stock split, but excluding a stock split, so long as the Preferred Stock’s Conversion Rights are not diminished in connection therewith;

(ii)           Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Preferred Stock other than as provided herein or in any Share Exchange Agreement or related document entered into between the Corporation and the Holders; or

(iii)           Alter or change the rights, preferences or privileges of the shares of Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in this Designation.

Section 3. Preemptive Rights.  Holders of Preferred Stock and holders of Common Stock shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Corporation, except as specifically set forth herein or in any other document agreed to by the Corporation.

Section 4. Common Stock. Except with respect to voting rights, as otherwise provided in this Section 5 or as otherwise required by applicable law, all shares of Common Stock and Class B Common Stock, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions, and Class B Common Stock shall be treated by the Corporation identically to Common Stock, as though the Common Stock and Class B Common Stock were of a single class.

(a) Voting Rights.  Except as otherwise provided in this Section 4 or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation’s shareholders.

(b) Dividends. Subject to Section 2, as and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

(c) Liquidation. Subject to Section 2, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

(d) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender at such place of any certificate representing shares of Common Stock, the Corporation shall, at the request of the record holder of such certificate. execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such stock represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Common Stock or Class B Common Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

(f) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock or Class B Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate of like kind representing the number of shares of such stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(g) Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any shareholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

(h) Amendment and Waiver. No amendment or waiver of any provision of this Section 5 shall be effective out the prior written consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class; provided that no amendment as to any terms or provision of, or for the benefit of, the Class B Common Stock that adversely affects the conversion rights, voting powers, or other rights or powers of the Class B Common Stock shall be effective without the prior consent of the holders of a majority of the then outstanding shares of the Class B Common Stock, voting separately as a single class. For purposes of votes on amendments and waivers to this Section 5, each share of Common Stock shall be entitled to one vote.

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ARTICLE FIVE

DURATION

The Corporation is to have perpetual existence.

ARTICLE SIX

BOARD OF DIRECTORS

Section 1. Number of Directors. The number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

Section 2. Election and Term of Office. The directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected and shall hold office only in this manner, except as provided in this Article Six. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Section 3. Newly-Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 4. Removal of Directors. Any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5. Bylaws. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the bylaws of the Corporation shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of 66-2/3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

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ARTICLE SEVEN

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

(b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article Seven with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this Article Seven shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

Section 3. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses under Section 2 of this Article Seven shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 2 of this Article Seven), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Seven is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 2 of this Article Seven), the right to indemnification or advances as granted by this Article Seven shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 2 of this Article Seven, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided shall be the same procedure for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

Section 5. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this Article Seven) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 6. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article Seven in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article Seven shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 7. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article Seven shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8. Merger or Consolidation. For purposes of this Article Seven, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Seven with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

Section 9. Savings Clause. If this Article Seven or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 2 of this Article Seven as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article Seven to the full extent permitted by any applicable portion of this Article Seven that shall not have been invalidated and to the full extent permitted by applicable law.

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ARTICLE EIGHT

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the state of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation or otherwise, the affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles Two, Seven, Eight and Nine of this Amended and Restated Certificate of Incorporation.

ARTICLE NINE

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

The Corporation expressly elects to not be governed by Section 203 of the Delaware General Corporation Law.

* * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned, a duly authorized officer of the Corporation, on November 1, 2018.

By: /s/ BRIAN JOHN

Brian John

President and Chief Executive Officer

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